Exhibit 10.1

LIMITED WAIVER AND AMENDMENT NO. 4
TO NOTE PURCHASE AGREEMENT

This Limited Waiver and Amendment No. 4 to Note Purchase Agreement (the "Amendment"), dated as of November 8, 2011 and effective as of October 18, 2011 is among AE ADVANCED FUELS KEYES, INC., a Delaware corporation (the “Company”), THIRD EYE CAPITAL CORPORATION, an Ontario corporation, as agent (“Agent”), THIRD EYE CAPITAL CREDIT OPPORTUNITIES FUND - INSIGHT FUND (“TEC Insight Fund Purchaser”) and SPROTT PRIVATE CREDIT FUND L.P. (“Sprott Purchaser,” and together with TEC Insight Fund Purchaser, the “Purchasers”).

RECITALS

A. The Company, Agent and the Purchasers named therein entered into a certain Note Purchase Agreement, dated as of October 18, 2010, as amended by an Amendment No. 1 to Note Purchase Agreement dated as of March 10, 2011, as further amended by a Limited Waiver and Amendment No. 2 to Note Purchase Agreement dated as of June 20, 2011, and as further amended by a Limited Waiver and Amendment No. 3 to Note Purchase Agreement dated as of August 31, 2011 (as the same may be further amended, restated, supplemented, revised or replaced from time to time, the “Agreement”).  Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

B. The Company has requested and the Agent and Purchasers have agreed to extend the maturity of the Obligations, subject to the terms and conditions contained.

AGREEMENT

SECTION 1.                      Reaffirmation of Indebtedness and Revenue Participation.  The Company hereby confirms that as of November 8, 2011 (a) the outstanding principal balance of the Notes and all accrued and unpaid interest thereon is $6,471,233.51 and (b) the accrued and unpaid Revenue Participation (as defined in the Fee Letter) is $3,177,167.64.

SECTION 2.                      Amendments.  As of the date hereof, the following sections of the Agreement shall be and hereby are amended as follows:

(A)           Recitals Part of Agreement.  The foregoing recitals are hereby incorporated into and made a part of this Agreement, including all defined terms referenced therein.

(B)           Section 1.1 (Definitions).  The definitions of “Free Cash Flow” and “Significant Affiliates” in Section 1.1 of the Agreement are deleted in their entirety and replaced with the following:

“Free Cash Flow” means, as of any period, the Company’s net profit net of taxes plus the respective depreciation and amortization expense, plus any Revenue Participation accrued and not yet paid to the Purchasers pursuant to Section 3 of the Fee Letter minus permitted Capital Expenditures and permitted payments on Indebtedness.

“Significant Affiliates” means, collectively, AE Biofuels, Inc., a Nevada corporation and all direct and indirect Subsidiaries of AE Biofuels, Inc., including Biofuels Marketing, Inc., a Delaware corporation; International Biodiesel, Inc., a Nevada corporation; International Biofuels, Ltd., a Mauritius entity; Universal Biofuels Private, Ltd., an Indian entity; AE Zymetis, Inc., a Delaware corporation; AE Biofuels Technologies, Inc., a Delaware corporation; AE Advanced Fuels, Inc., a Delaware corporation; American Ethanol, Inc., a Nevada corporation; Energy Enzymes, Inc., a Delaware corporation; Sutton Ethanol, LLC, a Nebraska limited liability company; and Danville Ethanol, Inc., an Illinois corporation.

(C)           Section 4.3 (Payment of Principal; Waterfall on Notes). Section 4.3 of the Agreement is deleted in its entirety and replaced with the following:

“4.3           Payment of Principal; Waterfall on Notes.

(i)           Commencing on November 4, 2011 and on the last Business Day of each week thereafter, the Company shall pay to the holders of the Notes a principal payment of $50,000.  The aggregate amount of all such principal payments for each calendar month shall be referred to as the “Minimum Monthly Base Principal Payment.”  The Company shall also pay to the holders of the Notes a principal payment that is equal to the positive difference between (A) the greater of (i) $0.05 per gallon of ethanol produced from the Cilion Plant and (ii) 50% of the Free Cash Flow of the Company and (B) the Minimum Monthly Base Principal Payment (such amount, the “Additional Monthly Base Principal Payment”).  Given the nature and timing of the information needed to calculate the Additional Monthly Base Principal Payment, the Company acknowledges that the Agent shall issue an invoice for each calendar month that the Agent determines that the foregoing formula requires that an Additional Monthly Base Principal Payment is due and the Company shall pay such amount within five Business Days after its receipt of such invoice.

(ii)           In addition to the foregoing, the Company shall pay to the holders of the Notes an additional principal payment of $300,000 on the final Business Day of each fiscal quarter commencing with the fourth quarter of 2011.

(iii)           All payments received by the Company on account of or in connection with the Program shall be applied first to the repayment of principal and interest outstanding on the Additional Notes.  For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement, except with respect to proceeds received by the Company by or in connection with the Program which shall be applied first to repay the Additional Notes in full, the Notes shall be pari passu and all other amounts received by Agent or any Purchaser for the payment of principal and interest on the Notes shall be applied pari passu among the Notes.

(iv)           The Company acknowledges and agrees that the payments required by this Section 4.3 are regularly scheduled payments of principal.”

(D)           Section 4.4 (Payment at Maturity).  Section 4.4 of the Agreement is deleted in its entirety and replaced with the following:

“4.4           Payment at Maturity.  On April 18, 2011 (the “Maturity Date”), the Company will pay the entire then outstanding principal amount of the Notes together with all accrued and unpaid interest thereon; provided, that the Maturity Date may be extended for one additional period of six months for an extension fee to be determined between the Company and Agent so long as, at the time of such extension, no Event of Default has occurred and is continuing with respect to any payment obligation under any Transaction Document and the outstanding principal and interest of the Notes does not exceed $5,000,000 in the aggregate.”

(E)           Section 5.3 (Note Restrictive Covenants).  Section 5.3 of the Agreement is amended by inserting the following new subsection (xxii) as follows:

“(xxii)                      deposit any amounts, monies or other funds received at any time by the Company into an account which is not subject to a Lien and a duly executed Account Control Agreement in favor of Agent except that the Company may deposit up to $50,000 into an account not subject to a Lien in a favor of Agent so long as such account is used solely for a VISA account at the Cilion Plant.”

(F)           Section 5.5 (Financial Covenants).  Section 5.5 of the Agreement is deleted in its entirety and amended by inserting the following in its place:

“5.5           Financial Covenants.  So long as any portion of the Notes remains outstanding, the Company shall, and shall cause each of its Significant Affiliates to comply with the following financial covenants:

(a)            Minimum Quarterly Free Cash Flow.  The Company shall maintain Free Cash Flow in the minimum amount of $600,000 per fiscal quarter.

(b)            Cilion Plant Minimum Quarterly Production.  The Company shall maintain minimum quarterly production of ethanol at the Cilion Plant of not less than 14 million gallons per fiscal quarter.

(c)           Maximum Capital Expenditures. The Company shall limit Capital Expenditures to $50,000 per fiscal quarter.”

SECTION 3.                      Conditions to Effectiveness.  This Amendment, and the consents and amendments contained herein, shall be effective only upon and subject to satisfaction of the following conditions precedent:

(A)           Agent shall have received and accepted an original of this Amendment duly executed by the parties hereto.

(B)           Agent shall have received a waiver fee of $25,000, which waiver fee shall be due and payable in cash and deemed fully earned on the date of this Amendment.

(C)           Agent shall have received an extension and amendment fee payable in the amount of 932,000 shares of the common stock of AE Biofuels, Inc. issued in favor of Agent, which fee shall be deemed fully earned and nonrefundable on the date of this Amendment.

(D)           Agent shall have received a Second Amendment and Reaffirmation to Unconditional Personal Guaranty, duly executed by Eric McAfee; and

(E)           Agent shall have received a Reaffirmation of Guaranty, duly executed by AE Biofuels, Inc. and McAfee Capital LLC.

The Company acknowledges and agrees that the failure to perform, or cause the performance, of the foregoing covenants and agreements will constitute an Event of Default under the Agreement and Agent and Purchasers shall have the right to demand the immediate repayment in full in cash of all outstanding Indebtedness owing to Agent and Purchaser under the Agreement, the Note and the other Transaction Documents.  In consideration of the foregoing and the transactions contemplated by this Amendment, the Company hereby (a) ratifies and confirms all of the obligations and liabilities of the Company owing pursuant to the Agreement and the other Transaction Documents and (b) agrees to pay all costs and expenses of Agent and Purchasers in connection with this Amendment.  Except as expressly set forth herein, (a) the Agreement and the other Transaction Documents remain in full force and effect, (b) this Amendment shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provisions of the Agreement or the other Transaction Documents or to be a waiver of any provision or Event of Default under the Agreement or the other Transaction Documents whether arising before or after the date hereof or as a result of the transactions contemplated hereby (except for the specific waiver referenced above), and (c) this Amendment shall not preclude the future exercise of any right, remedy, power or privilege available to Agent and/or Purchasers whether under the Transaction Documents or otherwise.

SECTION 4.                      Limited Waiver.   Agent and Purchasers hereby waive any breach or violation of Section 5.5(a) (Minimum Quarterly Free Cash Flow) of the Agreement solely for the period ending September 30, 2011.  Except as expressly provided in this Section 4, nothing contained herein shall be construed as a waiver by Agent or Purchasers of any covenant or provision of the Agreement, the other Transaction Documents, this Amendment, or of any other contract or instrument among the Company, any of its Subsidiaries, Purchasers and Agent, and the failure of Agent or Purchasers at any time or times hereafter to require strict performance by the Company or any of its Subsidiaries of any provision thereof shall not waive, affect or diminish any right of Agent or Purchasers to thereafter demand strict compliance therewith.  Agent and Purchasers hereby reserve all rights granted under the Agreement, the Transaction Documents, this Amendment and any other contract or instrument among the Company and/or any of its Subsidiaries, Purchasers and Agent.

SECTION 6.                      Agreement in Full Force and Effect as Amended.  Except as specifically amended, consented and/or waived hereby, the Agreement and other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended.  Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Agreement or any other Transaction Document or any right, power or remedy of Agent or Purchasers, nor constitute a waiver of any provision of the Agreement or any other Transaction Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  This Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to Agent and/or Purchasers whether under the Agreement, the other Transaction Documents, at law or otherwise.  All references to the Agreement shall be deemed to mean the Agreement as modified hereby.  This Amendment shall not constitute a novation or satisfaction and accord of the Agreement and/or other Transaction Documents, but shall constitute an amendment thereof.  The parties hereto agree to be bound by the terms and conditions of the Agreement and Transaction Documents as amended by this Amendment, as though such terms and conditions were set forth herein.  Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Agreement as amended by this Amendment, and each reference herein or in any other Transaction Document to the “Agreement” shall mean and be a reference to the Agreement as amended and modified by this Amendment.

SECTION 7.                      Representations.  The Company hereby represents and warrants to Agent and Purchasers as of the date of this Amendment and as of the date hereof as follows:  (A) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization; (B) the execution, delivery and performance by it of this Amendment and all other Transaction Documents executed and/or delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its articles of organization, operating agreement, or other organizational documents, or (ii) any applicable law; (C) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or any other Transaction Documents executed and/or delivered in connection herewith by or against it; (D) this Amendment and all other Transaction Documents executed and/or delivered in connection herewith have been duly executed and delivered by it; (E) this Amendment and all other Transaction Documents executed and/or delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (F) after giving effect to this Amendment, it is not in default under the Transaction Documents and no Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment; and (G) the representations and warranties contained in the Transaction Documents are true and correct in all material respects as of the date hereof as if then made, except for such representations and warranties limited by their terms to a specific date.

SECTION 8.                      Miscellaneous.

(A)           This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Each party agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.  The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof.  Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(B)           This Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified without the written consent of the Company and Agent.  This Amendment shall be considered part of the Agreement and shall be a Transaction Document for all purposes under the Agreement and other Transaction Documents.

(C)           This Amendment, the Agreement and the Transaction Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto.  There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.

(D)           THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.

(E)           The Company may not assign, delegate or transfer this Amendment or any of its rights or obligations hereunder.  No rights are intended to be created under this Amendment for the benefit of any third party donee, creditor or incidental beneficiary of the Company or any of its Subsidiaries.  Nothing contained in this Amendment shall be construed as a delegation to Agent or Purchasers of the Company’s or any of its Subsidiaries’ duty of performance, including, without limitation, any duties under any account or contract in which Agent or Purchasers have a security interest or lien.  This Amendment shall be binding upon the Company and its respective successors and assigns.

(F)           All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and no investigation by Agent or Purchasers shall affect such representations or warranties or the right of Agent or Purchasers to rely upon them.

(G)           THE COMPANY HEREBY ACKNOWLEDGES THAT THE COMPANY’S PAYMENT OBLIGATIONS ARE ABSOLUTE AND UNCONDITIONAL WITHOUT ANY RIGHT OF RECISSION, SETOFF, COUNTERCLAIM, DEFENSE, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR ANY PURCHASER.  THE COMPANY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT AND EACH PURCHASER AND THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE COMPANY MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER TRANSACTION DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

This Amendment is executed as of the date stated at the beginning of this Amendment.

AE ADVANCED FUELS KEYES, INC.	THIRD EYE CAPITAL CORPORATION, as Agent
/s/Eric. McAfee	/s/ Arif Bhalwani
Name: Eric A. McAfee	Name: Arif Bhalwani
Title: CEO	Title: Managing Director

THIRD EYE CAPITAL CREDIT OPPORTUNITIES FUND - INSIGHT FUND	Third Eye Capital Credit Opportunities Fund, its Managing General Partner
/s/ Robert Denormandie	/s/ Richard Goddard
Name: Robert Denormandie	Name: Richard Goddard
Title: Manager	Title: Manager

Sprott Genpar Ltd., its General Partner
/s/ Kristen McTaggart
Name: Kirsten McTaggart
Title: Director